PBF Energy Reports Second Quarter 2016 Results, Declares Dividend of $0.30 Per Share

•	Closed the Torrance refinery acquisition for $537.5 million plus working capital

•	Second quarter income from operations of $234.8 million (excluding special items, second quarter income from operations of $77.0 million)

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - July 29, 2016 - PBF Energy Inc. (NYSE:PBF) today reported a second quarter 2016 income from operations of $234.8 million as compared to income from operations of $273.8 million for the second quarter of 2015. Excluding special items, second quarter 2016 income from operations was $77.0 million as compared to income from operations of $167.8 million for the second quarter of 2015. Special items in the second quarter 2016 results include a net, non-cash, after-tax gain of $95.3 million, or $0.92 per share, lower-of-cost-or-market ("LCM") inventory adjustment which increased operating income. Additionally, included in our results were net after-tax charges totaling approximately $5.9 million, or $0.06 per share, related to acquisition expenses and accelerated equity-based compensation expense.

The company reported second quarter 2016 net income of $120.6 million, and net income attributable to PBF Energy Inc. of $103.5 million or $1.06 per share. This compares to net income of $158.5 million, and net income attributable to PBF Energy Inc. of $135.8 million or $1.57 per share for the second quarter 2015. Adjusted fully-converted net income for the second quarter 2016, excluding special items, was $13.9 million, or $0.14 per share on a fully exchanged, fully diluted basis, as described below, compared to adjusted fully-converted net income of $80.5 million, or $0.88 per share, for the second quarter 2015. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 49.4% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's CEO, said, “Our refineries ran better than last quarter, generating positive results as the East Coast returned to profitability. Our margins were negatively impacted by several factors, including narrower light/heavy crude differentials and a 35% increase in the flat price of crude versus the first quarter. These factors contributed to lower realized margins due to increased input costs and higher relative losses on our low-value products across our system. In addition, rising RIN expenses and persistent above-average inventory levels weighed on product margins.”

Mr. Nimbley continued, “Looking forward, seasonal demand remains strong but inventory levels could continue to pressure refining margins in the third quarter. The crude market continues to be well-supplied and feedstock differentials are showing signs of improvement.” Mr. Nimbley concluded, “Despite the recent market volatility, we are excited about the increased diversification of our system with the addition of Torrance. We have grown our business significantly over the past twelve months and increased the earnings potential of our company.”

Previously announced Torrance Refinery acquisition
On July 1, 2016, PBF announced that its subsidiary had closed its previously announced acquisition of the 155,000 barrel per day Torrance refinery, and related logistics assets, from ExxonMobil. The purchase price for the assets was $537.5 million, plus initial working capital of approximately $460.9 million which is subject to final valuation within ninety days of closing. The estimated working capital expenditures include existing feedstock, intermediate and finished product inventories as well as certain environmental credits. The Company expects the net working capital related to the Torrance Acquisition to ultimately be less than the working capital acquisition price as the pre-paid inventory and credits are cycled through its normal operations in the coming months.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 23, 2016, to holders of record as of August 9, 2016.

Outlook
For the third quarter 2016, we expect East Coast total throughput to average 300,000 to 320,000 barrels per day; Mid-Continent total throughput is expected to average 155,000 to 165,000 barrels per day; Gulf Coast total throughput is expected to average 155,000 to 165,000 barrels per day and West Coast total throughput is expected to average 145,000 to 155,000 barrels per day.

For the full-year 2016, we expect East Coast total throughput to average 310,000 to 330,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 160,000 to 170,000 barrels per day and West Coast total throughput is expected to average 145,000 to 155,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Friday, July 29, 2016, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFQ216. The audio replay will be available two hours after the end of the call through August14, 2016, by dialing (800) 723-0389 or (402) 220-2647.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risk disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics

LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 49.4% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$3,858,467	$3,550,664	$6,658,652	$6,545,800

Costs and expenses:
Cost of sales, excluding depreciation	3,249,444	2,994,745	5,661,539	5,496,960
Operating expenses, excluding depreciation	276,598	194,970	576,597	432,088
General and administrative expenses	43,373	39,223	80,955	75,269
Loss (gain) on sale of assets	3,222	(632)	3,222	(991)
Depreciation and amortization expense	51,060	48,562	106,993	96,268
	3,623,697	3,276,868	6,429,306	6,099,594

Income from operations	234,770	273,796	229,346	446,206

Other (expenses) income:
Change in fair value of catalyst leases	(1,748)	1,949	(4,633)	3,988
Interest expense, net	(35,940)	(26,876)	(73,467)	(49,068)
Income before income taxes	197,082	248,869	151,246	401,126
Income tax expense	76,434	90,409	53,934	139,547
Net income	120,648	158,460	97,312	261,579
Less: net income attributable to noncontrolling interests	17,118	22,650	23,170	38,447
Net income attributable to PBF Energy Inc.	$103,530	$135,810	$74,142	$223,132

Net income available to Class A common stock per share:
Basic	$1.06	$1.58	$0.76	$2.62
Diluted	$1.06	$1.57	$0.76	$2.57
Weighted-average shares outstanding-basic	97,836,366	86,036,809	97,822,875	85,175,066
Weighted-average shares outstanding-diluted	103,278,622	91,659,906	103,364,478	91,665,081

Dividends per common share	$0.30	$0.30	$0.60	$0.60

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$109,207	$143,842	$78,345	$235,822
Adjusted fully-converted net income per fully exchanged, fully diluted share	$1.06	$1.57	$0.76	$2.57
Adjusted fully-converted shares outstanding - diluted	103,278,622	91,659,906	103,364,478	91,655,081

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Six Months Ended
RECONCILIATION OF NET INCOME TO		June 30,		June 30,
ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) (Note 1)		2016	2015	2016	2015
Net income attributable to PBF Energy Inc.		$103,530	$135,810	$74,142	$223,132
Add:	Net income attributable to the noncontrolling interest (Note 2)	9,399	13,432	6,958	21,220
Less:	Income tax (expense) benefit (Note 3)	(3,722)	(5,400)	(2,755)	(8,530)
Adjusted fully-converted net income		$109,207	$143,842	$78,345	$235,822
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(157,780)	(105,958)	(216,843)	(127,166)
Add:	Recomputed income taxes on special items (Note 5)	62,516	42,595	85,870	51,121
Adjusted fully-converted net income (loss) excluding special items (Note 4)		$13,943	$80,479	$(52,628)	$159,777

Diluted weighted-average shares outstanding of PBF Energy Inc. (Note 6)		97,836,366	86,036,809	97,822,875	85,175,066
Conversion of PBF LLC Series A Units (Note 7)		4,947,813	5,129,114	4,952,115	5,980,462
Common stock equivalents (Note 6)		494,443	493,983	589,488	499,553
Fully-converted shares outstanding - diluted		103,278,622	91,659,906	103,364,478	91,655,081

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$1.06	$1.57	$0.76	$2.57

Adjusted fully-converted net income (loss) excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 4)		$0.14	$0.88	$(0.51)	$1.74

		Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS		June 30,		June 30,
TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2016	2015	2016	2015
Income from operations		$234,770	$273,796	$229,346	$446,206
Special Items (Note 4):
Add:	Net non-cash LCM inventory adjustment (Note 5)	(157,780)	(105,958)	(216,843)	(127,166)
Income from operations excluding special items (Note 4)		$76,990	$167,838	$12,503	$319,040

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 8)
(Unaudited, in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
RECONCILIATION OF NET INCOME TO EBITDA		2016	2015	2016	2015
Net income		$120,648	$158,460	$97,312	$261,579
Add:	Depreciation and amortization expense	51,060	48,562	106,993	96,268
Add:	Interest expense, net	35,940	26,876	73,467	49,068
Add:	Income tax expense	76,434	90,409	53,934	139,547
EBITDA		$284,082	$324,307	$331,706	$546,462
Special Items (Note 4):
Less:	Net non-cash LCM inventory adjustment (Note 5)	(157,780)	(105,958)	(216,843)	(127,166)
EBITDA excluding special items (Note 4)		$126,302	$218,349	$114,863	$419,296

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
EBITDA		$284,082	$324,307	$331,706	$546,462
Add:	Stock based compensation	9,359	2,439	12,709	5,394
Add:	Net non-cash change in fair value of catalyst leases	1,748	(1,949)	4,633	(3,988)
Less:	Non-cash LCM inventory adjustment (Note 5)	(157,780)	(105,958)	(216,843)	(127,166)
Adjusted EBITDA		$137,409	$218,839	$132,205	$420,702

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2016	2015
Cash, cash equivalents and marketable securities	$1,549,079	$1,178,578
Inventories	1,308,536	1,174,272
Total assets	6,988,050	6,105,124
Total debt	2,363,712	1,840,355

Total equity	$2,175,856	$2,095,857
Total equity excluding special items (Note 4)	$2,712,143	$2,763,118

Total debt to capitalization ratio (Note 15)	52%	47%
Total debt to capitalization ratio, excluding special items (Note 15)	47%	40%
Net debt to capitalization ratio (Note 15)	27%	24%
Net debt to capitalization ratio, excluding special items (Note 15)	23%	19%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows provided by operations	$216,134	$317,675
Cash flows used in investing activities	(235,757)	(113,575)
Cash flows provided by financing activities	488,238	21,849
Net increase in cash and cash equivalents	468,615	225,949
Cash and cash equivalents, beginning of period	944,320	397,873
Cash and cash equivalents, end of period	$1,412,935	$623,822
Marketable securities	136,144	234,249
Net cash, cash equivalents and marketable securities	$1,549,079	$858,071

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 9)
(Unaudited, in thousands)

	Three Months Ended June 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,855,773	$40,659	$—	$(37,965)	$3,858,467
Depreciation and amortization	47,540	2,142	1,378		51,060
Income (loss) from operations	248,724	23,888	(37,842)	—	234,770
Interest expense, net	1,142	7,634	27,164	—	35,940
Capital expenditures (Note 14)	$88,480	$99,963	$6,559	$—	$195,002

	Three Months Ended June 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$3,550,664	$34,868	$—	$(34,868)	$3,550,664
Depreciation and amortization	44,421	1,637	2,504	—	48,562
Income (loss) from operations	287,442	24,734	(38,380)	—	273,796
Interest expense, net	4,575	4,930	17,371	—	26,876
Capital expenditures	$126,107	$144	$425	$—	$126,676

	Six Months Ended June 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,655,958	$77,208	$—	$(74,514)	$6,658,652
Depreciation and amortization	100,136	3,782	3,075	—	106,993
Income (loss) from operations	253,691	50,211	(74,556)	—	229,346
Interest expense, net	2,114	14,863	56,490	—	73,467
Capital expenditures (Note 14)	228,080	100,402	12,259	—	340,741

	Six Months Ended June 30, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,545,800	$67,713	$—	$(67,713)	$6,545,800
Depreciation and amortization	87,451	3,270	5,547	—	96,268
Income (loss) from operations	476,081	44,450	(74,325)	—	446,206
Interest expense, net	9,290	6,885	32,893	—	49,068
Capital expenditures	250,575	220	1,610	—	252,405

	Balance at June 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (Note 16)	$5,956,975	$458,582	$594,397	$(21,904)	$6,988,050

	Balance at December 31, 2015
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets	$5,087,554	$422,902	$618,617	$(23,949)	$6,105,124

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 10)	2016	2015	2016	2015
Dated Brent Crude	$45.65	$62.01	$40.08	$58.21
West Texas Intermediate (WTI) crude oil	$45.53	$57.85	$39.64	$53.25
Light Louisiana Sweet (LLS) crude oil	$47.39	$62.93	$41.51	$57.97
Crack Spreads:
Dated Brent (NYH) 2-1-1	$15.32	$19.83	$13.30	$17.83
WTI (Chicago) 4-3-1	$16.51	$20.57	$12.77	$18.05
LLS (Gulf Coast) 2-1-1	$10.76	$15.01	$9.76	$14.32
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$0.11	$4.16	$0.44	$4.97
Dated Brent less Maya (heavy, sour)	$7.83	$6.70	$7.94	$8.39
Dated Brent less WTS (sour)	$0.96	$3.44	$0.95	$5.09
Dated Brent less ASCI (sour)	$3.67	$2.66	$3.96	$4.10
WTI less WCS (heavy, sour)	$11.75	$8.29	$11.55	$10.12
WTI less Bakken (light, sweet)	$0.43	$2.14	$0.98	$3.61
WTI less Syncrude (light, sweet)	$(2.72)	$(4.02)	$(3.56)	$(2.27)
Natural gas (dollars per MMBTU)	$2.25	$2.74	$2.11	$2.77

Key Operating Information
Production (barrels per day (bpd) in thousands)	702.7	492.6	678.0	472.5
Crude oil and feedstocks throughput (bpd in thousands)	698.1	491.1	674.0	479.5
Total crude oil and feedstocks throughput (millions of barrels)	63.5	44.7	122.7	86.8
Gross margin per barrel of throughput	$4.56	$7.15	$2.68	$6.17
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.50	$9.35	$5.77	$9.93
Refinery operating expense per barrel of throughput (Note 12)	$4.27	$4.30	$4.63	$4.90
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	18%	13%	16%	14%
Medium	44%	48%	47%	47%
Light	27%	28%	25%	28%
Other feedstocks and blends	11%	11%	12%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	45%	48%	47%
Distillates and distillate blendstocks	32%	36%	31%	36%
Lubes	1%	1%	1%	1%
Chemicals	4%	3%	4%	3%
Other	16%	15%	16%	13%
Total yield	100%	100%	100%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day (bpd) in thousands)	347.3	348.6	328.5	328.1
Crude oil and feedstocks throughput (bpd in thousands)	351.7	349.0	333.9	337.4
Total crude oil and feedstocks throughput (millions of barrels)	32.0	31.8	60.8	61.1
Gross margin per barrel of throughput	$3.95	$5.14	$1.14	$3.17
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.68	$8.26	$5.54	$8.58
Refinery operating expense per barrel of throughput (Note 12)	$3.90	$4.03	$4.50	$4.75
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	17%	19%	13%	21%
Medium	56%	56%	61%	52%
Light	12%	10%	11%	13%
Other feedstocks and blends	15%	15%	15%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	44%	46%	46%
Distillates and distillate blendstocks	31%	36%	29%	35%
Lubes	2%	2%	2%	2%
Chemicals	2%	2%	2%	2%
Other	18%	16%	19%	14%
Total yield	98%	100%	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	176.0	144.0	168.0	144.4
Crude oil and feedstocks throughput (bpd in thousands)	174.2	142.1	165.9	142.1
Total crude oil and feedstocks throughput (millions of barrels)	15.8	12.9	30.2	25.7
Gross margin per barrel of throughput	$4.31	$9.57	$2.41	$11.00
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.65	$12.02	$5.45	$13.18
Refinery operating expense per barrel of throughput (Note 12)	$4.02	$4.97	$4.45	$5.26
Crude and feedstocks (% of total throughput) (Note 13):
Medium	32%	28%	36%	37%
Light	66%	70%	62%	61%
Other feedstocks and blends	2%	2%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	49%	52%	50%
Distillates and distillate blendstocks	33%	35%	35%	36%
Chemicals	5%	5%	5%	5%
Other	11%	12%	9%	10%
Total yield	101%	101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	179.4	N/A	181.5	N/A
Crude oil and feedstocks throughput (bpd in thousands)	172.2	N/A	174.2	N/A
Total crude oil and feedstocks throughput (millions of barrels)	15.7	N/A	31.7	N/A
Gross margin per barrel of throughput	$3.65	N/A	$3.63	N/A
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 11)	$6.00	N/A	$6.54	N/A
Refinery operating expense per barrel of throughput (Note 12)	$5.30	N/A	$5.05	N/A
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	39%	N/A	38%	N/A
Medium	31%	N/A	30%	N/A
Light	17%	N/A	17%	N/A
Other feedstocks and blends	13%	N/A	15%	N/A
Total throughput	100%	N/A	100%	N/A
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	N/A	47%	N/A
Distillates and distillate blendstocks	32%	N/A	32%	N/A
Chemicals	6%	N/A	6%	N/A
Other	15%	N/A	15%	N/A
Total yield	100%	N/A	100%	N/A

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 11)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2015
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$289,944	$4.56	$319,258	$7.15
Less: Revenues of PBFX	(40,659)	(0.64)	(33,766)	(0.76)
Add: Affiliate cost of sales of PBFX	2,661	0.04	1,536	0.03
Add: Refinery operating expenses	271,539	4.27	192,150	4.30
Add: Refinery depreciation	47,540	0.75	44,511	1.00
Gross refining margin	$571,025	$8.98	$523,689	$11.72
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(157,780)	(2.48)	(105,958)	(2.37)
Gross refining margin excluding special items (Note 4)	$413,245	$6.50	$417,731	$9.35

	Six Months Ended		Six Months Ended
	June 30, 2016		June 30, 2015
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Gross margin	$328,799	$2.68	$535,585	$6.17
Less: Revenues of PBFX	(77,208)	(0.63)	(64,330)	(0.74)
Add: Affiliate cost of sales of PBFX	5,322	0.04	5,276	0.06
Add: Refinery operating expenses	568,178	4.63	425,527	4.90
Add: Refinery depreciation	100,136	0.82	87,727	1.01
Gross refining margin	$925,227	$7.54	$989,785	$11.40
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment (Note 5)	(216,843)	(1.77)	(127,166)	(1.47)
Gross refining margin excluding special items (Note 4)	$708,384	$5.77	$862,619	$9.93

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 7.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect the Company's statutory corporate tax rate of approximately 39.6% for the 2016 periods and 40.2% for the 2015 periods, respectively, applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 2.

(4) The non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. In addition, the special items shown in the 2015 balance sheet include changes in the tax receivable agreement liability reflecting a benefit attributable to changes in our obligation under the tax receivable agreement due to factors outside of our control such as changes in tax rates. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(5) During the three months ended June 30, 2016, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $157.8 million reflecting the change in the lower of cost or market inventory reserve from $1,058.3 at March 31, 2016 to $900.5 at June 30, 2016. During the six months ended June 30, 2016, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $216.8 million reflecting the change in the lower of cost or market inventory reserve from $1,117.3 million at December 31, 2015 to $900.5 million at June 30, 2016.

During the three months ended June 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $106.0 million reflecting the change in the lower of cost or market inventory reserve from $668.9 at March 31, 2015 to $562.9 at June 30, 2015. During the six months ended June 30, 2015, the Company recorded an adjustment to value its inventories to the lower of cost or market which resulted in a net pre-tax benefit of approximately $127.2 million reflecting the change in the lower of cost or market inventory reserve from $690.1 million at December 31, 2014 to $562.9 million at June 30, 2015.

The impact of these LCM inventory adjustments are included in the Refining segment's operating income, but are excluded from the operating results presented in the table in order to make such information comparable between periods. Income taxes related to the net LCM adjustment were recalculated using the Company's statutory corporate tax rate of approximately 39.6% for both the three and six months ended June 30, 2016 and 40.2% for both the three and six months ended June 30, 2015.

(6) Represents weighted-average diluted shares outstanding assuming the full exchange of common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive). Common stock equivalents excludes the effects of warrants and options to purchase 3,467,125 and 2,919,125 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2016, respectively. Common stock equivalents excludes the effects of warrants and options to purchase 2,874,500 and 2,874,500 shares of PBF Energy Class A common stock because they are anti-dilutive for the three and six months ended June 30, 2015, respectively.

(7) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above if not included in the diluted weighted-average shares outstanding as described in footnote 6 above.

(8) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(9) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2016, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio and New Orleans, Louisiana. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns and operates logistics assets, currently consisting of the Delaware City Rail Terminal, the Toledo Truck Terminal, the DCR West Rack, the Toledo Storage Facility, the Delaware City Products Pipeline and Truck Rack and the East Coast Terminals, which were acquired in connection with the PBFX Plains Asset Purchase completed in the second quarter 2016. Prior to the PBFX's initial public offering and subsequent acquisitions, PBFX's assets were operated within the refining operations of PBF Energy's Delaware City and Toledo refineries. Apart from the East Coast Terminals, the assets did not generate third party or intra-entity revenue, other than certain intra-entity revenue recognized by the Delaware City Products Pipeline and Truck Rack, and were not considered to be a separate reportable segment. All intercompany transactions are eliminated in our consolidated financial statements and are included in Eliminations, as applicable.

(10) As reported by Platts.

(11) Gross refining margin and gross refining margin per barrel of throughput are non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

(12) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(13) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016. The Logistics segment includes capital expenditures of $98.3 million for PBFX Plains Asset Purchase in the second quarter of 2016.

(15) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in determining our leverage. Net debt and the net debt to capitalization ratio are non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralize PBFX's Term Loan and our cash balance includes the amount held in escrow at June 30, 2016 to fund the Torrance Acquisition, which closed on July 1, 2016. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2016	2015
Total debt	$2,363,712	$1,840,355
Total equity	2,175,856	2,095,857
Total capitalization	$4,539,568	$3,936,212

Total debt	$2,363,712	$1,840,355
Total equity excluding special items	2,712,143	2,763,118
Total capitalization excluding special items	$5,075,855	$4,603,473

Total equity	$2,175,856	$2,095,857
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment (Note 5)	900,493	1,117,336
Add: Change in tax receivable agreement liability (Note 4)	(12,600)	(12,600)
Less: Recomputed income taxes on special items (Note 5)	(351,606)	(437,475)
Net impact of special items to equity	536,287	667,261
Total equity excluding special items (Note 4)	$2,712,143	$2,763,118

Total debt	$2,363,712	$1,840,355
Less: Cash, cash equivalents and marketable securities	1,549,079	1,178,578
Net Debt	$814,633	$661,777

Total debt to capitalization ratio	52%	47%
Total debt to capitalization ratio, excluding special items	47%	40%
Net debt to capitalization ratio	27%	24%
Net debt to capitalization ratio, excluding special items	23%	19%

(16) The Refining segment assets include $998.5 million of cash utilized to fund the Torrance Acquisition that closed on July 1, 2016.